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                                                                     Exhibit 8.1


           [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                    August 17, 1998



Acxiom Corporation
301 Industrial Boulevard
Conway, Arkansas  72033


Ladies and Gentlemen:

          We have acted as counsel to Acxiom Corporation, a Delaware corporation ("Acxiom"), in connection with (i) the Merger, as defined and described in the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), by and among Acxiom, ACX Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of Acxiom ("Sub"), and May & Speh, Inc., a Delaware corporation ("May & Speh"), and (ii) the preparation and filing of the Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on August 17, 1998 (the "Registration Statement"), which includes the Proxy Statement of May & Speh and the Proxy Statement and Prospectus of Acxiom (the "Proxy Statement/Prospectus"). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.
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August 17, 1998
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          In connection with this opinion, we have examined the Merger
Agreement, the Proxy Statement/Prospectus, and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed
(i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Merger that have come to our attention during our engagement and (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus.

          Subject to the foregoing and the fact that the discussion in the Proxy Statement/Prospectus under the heading "THE MERGER - Certain United States Federal Income Tax Consequences of the Merger" (the "Discussion") is a summary and does not purport to discuss all possible United States federal income tax consequences of the Merger, we are of the opinion that the Discussion states the material United States federal income tax consequences of the Merger to holders of May & Speh Common Stock who exchange such stock for Acxiom Common Stock pursuant to the Merger Agreement. In addition, we express no opinion as to the United States federal, state, local, foreign or other tax consequences, other than as set forth in the Discussion. Further, there can be no assurances that the opinion ex pressed herein will be accepted by the Internal Revenue Service (the "IRS") or, if challenged, by a court. This opinion is delivered in accordance with the require ments of Item 601(b)(8) of Regulation S-K under the Securities Act.

          In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS, and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time, possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are
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August 17, 1998
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under no obligation to supplement or revise our opinion to reflect any changes
(in cluding changes that have retroactive effect) (i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue or incorrect.

          This letter is furnished to you solely for use in connection with the Merger, as described in the Merger Agreement and the Proxy Statement/Prospectus, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. In accordance with the require ments of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the headings "THE MERGER - Terms of the Merger - Conditions to Consummation of the Merger," "THE MERGER - Certain United States Federal Income Tax Consequences of the Merger," and "LEGAL MATTERS" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                         Very truly yours,

                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP